IEG Holdings Corporation Provides Corporate Strategy Update

Las Vegas, Nevada – (November 3, 2016) – IEG Holdings Corporation (OTCQX: IEGHD)(OTCQX: IEGH) today released the corporate strategy update below to provide some guidance on its current short-term plans.

Exploring Strategic and Financial Alternatives

IEGH’s Board of Directors has determined to explore a full range of strategic and financial alternatives to increase stockholder value. IEGH will take the time it needs to thoroughly evaluate its opportunities and achieve the best result for IEGH’s stockholders. The Board of Directors is in the beginning stage of the strategic and financial review, and no assurance can be given as to its outcome or timing. IEGH does not intend to make any further public comment regarding the review until it has been completed.

Capital Raising Efforts

In the near term, IEGH intends to continue its capital raising efforts. IEGH will consider equity and debt financings or a combination thereof.

Exchange Listing on Hold

IEGH is no longer pursuing an uplisting to NYSE MKT or NASDAQ in the short term. Instead, IEGH expects to move from the OTCQX market tier to the OTCQB market tier in January 2017, and to focus on increasing its capital base and cutting costs in order to move to a profitable and cash flow positive position prior to any further attempts at uplisting.

Cost Cuts - Board Changes and Chairman/CEO Compensation

In light of the delays in uplisting to an exchange and in order to cut costs, two directors (Harold Hansen and Matthew Banks) have resigned effective today. Paul Mathieson, IEGH’s Chairman/CEO thanks Messrs. Hansen and Banks for their significant contribution over the past 21 months. Mr. Mathieson will remain as sole director and Chairman of the Board.

In addition, Mr. Mathieson has agreed to forgo any 2016 full year bonus that would have been due in December 2016. IEGH and Mr. Mathieson also entered into a new professional consulting contract effective January 1, 2017, pursuant to which Mr. Mathieson’s annual base compensation was reduced from $1,000,000 to $1.

IEGH expects that these cost savings will significantly accelerate its progress toward its goal of being profitable and cash flow positive in 2017.

IEG Holdings’ trading symbol is IEGH. However, for a 20 trading day period following effectiveness of the Reverse Split and Forward Split, a ‘D’ is affixed to the trading symbol, resulting in a temporary trading symbol of IEGHD until it reverts back to IEGH. The Reverse Split and Forward Split were effective on October 27, 2016.

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About IEG Holdings Corporation

IEG Holdings Corporation (IEGH) (“IEG Holdings”) provides online unsecured consumer loans under the brand name, “Mr. Amazing Loans,” via its website, www.mramazingloans.com, in 18 US states. IEG Holdings offers $5,000 and $10,000 loans over a term of five years at a 19.9% to 29.9% APR. IEG Holdings plans future expansion to 25 US states by mid-2017. For more information about IEG Holdings, visit www.investmentevolution.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in IEG Holdings’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond IEG Holdings’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects IEG Holdings’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. IEG Holdings assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of IEG Holdings’ website referenced herein are not incorporated into this press release.

Contact:

Company

Paul Mathieson

IEG Holdings Corporation

Chairman/CEO and Founder

info@investmentevolution.com

+1-702-227-5626

Investor Relations

Ted Haberfield

MZ Group | President – MZ North America

Direct: 760-755-2716

thaberfield@mzgroup.us

www.mzgroup.us